                                                                     EXHIBIT 4.2

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL TO THE HOLDERS OF THIS WARRANT (WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY), QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.

THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN AN INVESTORS' RIGHTS AGREEMENT, INCLUDING MARKET STAND-OFF PROVISIONS AND A SHAREHOLDERS AGREEMENT, BOTH AS AMENDED, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

No. - WC-001 -                                               November 23, 1999

                              ACTIVE POWER, INC.

                         COMMON STOCK PURCHASE WARRANT

          This certifies that, for value received, ECT MERCHANT INVESTMENTS CORP. ("ECT"), or registered assigns (the "Holder"), during the term of this
        ---                                ------
Warrant as set forth in Section 1, is entitled to purchase from ACTIVE POWER, INC., a Texas corporation (the "Company"), for value received, up to SEVENTY-
                                -------
FIVE THOUSAND (75,000) Warrant Shares (as defined below), upon surrender hereof at the principal office of the Company referred to below, with a duly executed Notice of Exercise in the form attached, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price (as defined in Section 2 below). The number, character and Exercise Price of such Warrant Shares are subject to adjustment as provided herein. The term "Warrant" as used herein
                                                    -------
shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

          "Warrant  Shares" shall mean the Company's Common Stock, par value
           ---------------
$0.01 per share ("Common Stock").
                  ------------

          1. Term of Warrant. Subject to the terms and conditions set forth
             ---------------
herein, this Warrant shall be exercisable, in whole or in part, at any time or from time to time before 5:00 p.m. Austin, Texas time, on the date (the "Expiration Date") which is seven years after the date hereof. After the
 ---------------
Expiration Date this Warrant shall be void.

          2. Exercise Price. The purchase price per share for the Common Stock
             --------------
purchased under this Warrant shall be TWENTY-TWO AND 68/100 DOLLARS ($22.68) (the "Exercise Price"), subject to adjustment as provided under Section 12
      --------------
hereof.

          3. Exercise of Warrant.
             -------------------

               (a)  Method of Exercise. The purchase rights represented by this
                    ------------------
Warrant are exercisable by the Holder by delivery of a Notice of Exercise, the form of which is attached hereto as Exhibit A, duly completed and executed on
                                    ---------
behalf of the Holder, at the office of the Company, and upon payment therewith of the aggregate Exercise Price with respect to such Warrant Shares in cash or by check payable to the Company.

               (b)  Other Matters. This Warrant shall be deemed to have been
                    -------------
exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issued upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

          4. No Fractional Shares or Scrip. No fractional shares or scrip
             -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

          5. Replacement of Warrant. On receipt of evidence reasonably
             ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

          6. No Rights as Stockholders; Notices to Holders. Nothing contained in
             ---------------------------------------------
this Warrant or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          7. Transfer; Issuance of Stock Certificates; Restrictive Legends.
             -------------------------------------------------------------

               (a) Transfer. Subject to compliance with the restrictions on
                   --------
transfer set forth in this Section 7, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant to the Company, together with a written assignment of this Warrant in the form of Exhibit B hereto duly executed by the Holder or its agent or
            ---------
attorney. Upon such surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment. A Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by the new holder for the purchase of Warrant Shares without having a new Warrant issued. Prior to presentment for registration or transfer thereof, the Company may deem and treat the registered holder of this Warrant as the absolute owner hereof (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary. All Warrants issued upon assignment of Warrants shall be the valid obligations of the Company, evidencing the same rights and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange. Notwithstanding the foregoing, the Holder hereof may not transfer this Warrant to any subsequent transferees (other than to transferees who are affiliates of the Holder) unless the Holder transfers all shares of Series E Preferred Stock or Common Stock or rights to acquire shares of Common Stock then held by the Holder (including those held by affiliates of the Holder).

               (b) Stock Certificates. Certificates for the Warrant Shares shall
                   ------------------
be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been exercised pursuant to Section 1, and a new Warrant representing the shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder including, without limitation, any documentary, stamp or similar tax that may be payable in respect thereof; provided, however, that the Company shall not be
                            --------  --------
required to pay any income tax to which the holder hereof may be subject in connection with the issuance of this Warrant or the Warrant Shares; and provided
                                                                    ------------
further, that if Warrant Shares are to be delivered in a name other than the
-------
name of the Holder representing any Warrant being exercised, then no such delivery shall be made unless the person requiring the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

               (c) Restrictive Legends.
                   -------------------

                    (i) Except as otherwise provided in this Section 7, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS."

                    (ii) Except as otherwise provided in this Section 7, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

"NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL TO THE HOLDERS OF THIS WARRANT (WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY), QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER."

                    (iii) Notwithstanding the foregoing, the legend requirements of this Section 7 shall terminate as to any particular Warrant or Warrant Share when the Company shall have received from the Holder an opinion of counsel in form and substance reasonably acceptable to the Company that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 7 shall terminate, the Holder hereof or of the Warrant Shares, as the case may be, shall be entitled to receive from the Company without cost to Holder a new Warrant or certificate for Warrant Shares of like tenor, as the case may be, without such restrictive legend.

          (d)  Compliance with Securities Laws.
               --------------------------------

               (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof or except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, by executing the form attached as
Schedule 1 to Exhibit A hereto, that the Warrant Shares so purchased are being
              ---------
acquired for investment, and not with a view toward distribution or resale in violation of applicable securities laws.

               (ii) In connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

                    (A) The Holder has had an opportunity to discuss the Company's business with the management of the Company, is aware of the Company's business affairs and financial condition, has had access to the Company's books and records, and has been afforded the opportunity to ask questions of and receive answers from officers of the Company. The Holder has substantial experience in evaluating the merits and risks of its investment in the

Company. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act as presently in effect.

                    (B) The Holder understands that this Warrant has not been, and upon exercise hereof the Warrant Shares will not be, registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

                    (C) The Holder further understands that this Warrant, and upon exercise the Warrant Shares, must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

          8. Reservation of Stock. The Company covenants that during the term
             --------------------
this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of Warrant Shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its corporate charter, if necessary, to provide sufficient reserves of Warrant Shares issuable upon exercise of the Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of this Warrant will be free from all taxes, liens and charges except for restrictions on transfer and any taxes, liens and charges imposed on the Holder unrelated to the Company's issuance of Warrant Shares upon exercise of the Warrant.

          9. Representations and Warranties. The Company represents and warrants
             ------------------------------
to the Holder as follows:

               (a) Authorization. This Warrant has been duly authorized and
                  --------------
executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive and other equitable remedies;

               (b) Reservation; Issuance. The Warrant Shares have been duly
                   ---------------------
authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

               (c) No Conflicts. The execution and delivery of this Warrant are
                   ------------
not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's charter or bylaws; do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company; and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby, and the filing of any registration statements required to be filed by the Company pursuant to any registration rights granted to Holder by the Company.

               (d) No Litigation. There are no actions, suits, audits,
                   -------------
investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

          10. Notices. All notices, requests and other communications with
              -------
respect to the Warrants shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the Holder at the address in the warrant register and the Company at its offices in Austin, Texas, or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          11. Amendments. Any term of this Warrant may be amended with the
              ----------
written consent of the Company and the Holder of this Warrant.

          12. Adjustments. The Exercise Price and the number of shares
              -----------
purchasable hereunder are subject to adjustment from time to time as follows:

               (a) Adjustment for Dividends in Other Stock, Property, etc.;
                   -------------------------------------------------------
Reclassification, etc. In case at any time while this Warrant is outstanding and
---------------------
unexpired, the holders of Warrant Shares shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor, (i) other or additional stock or other securities or property (other than cash) by way of dividend; or (ii) other or additional stock or other securities or property by way of stock-split, spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement; then and in each such case the Holder, upon the exercise hereof, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the original issue date he had been the holder of record of the number of Warrant Shares called for on the face of this Warrant and had thereafter, during the period from the original issue date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and properties receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 12.

               (b) Merger, Consolidation or Disposition of Assets. In the event
                   ----------------------------------------------
of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or of any exchange or conversion of the Warrant Shares for or into securities of another corporation, or in the event of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company including intellectual property rights which, in the aggregate constitute substantially all of the Company's material assets, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that this Warrant shall thereafter be exercisable for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (i) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be (each, a "constituent entity"), or an affiliate of a constituent entity, and (ii) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments to the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant.

               (c) Time of Adjustments. Each adjustment required by this Section
                   -------------------
12 shall be effective as and when the event requiring such adjustment occurs.

               (d) Notice of Adjustment. Whenever the Exercise Price and the
                   --------------------
number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Company shall promptly provide each Holder a certificate setting forth the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustments and setting forth the computation by which such adjustments were made. Such certificate shall be conclusive evidence of the correctness of such adjustments.

               (e) No Adjustment for Cash Dividends. Except as provided in this
                   --------------------------------
Section 12, no adjustment in respect of any cash dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

               (f) Statement on Warrants. Irrespective of any adjustments in the
                   ---------------------
number or kind of shares purchasable upon the exercise of the Warrant, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the initial Warrant.

               (g) No Dilution or Impairment. The Company will not, by amendment
                   -------------------------
to its charter or through any reorganization, sale of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise; and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the full exercise of the Warrant.

               (h) Notices of Record Date, etc.  In the event of:
                   ---------------------------

                   (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                    (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any conveyance of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation; or

                    (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; (B) the date on which any such reorganization, reclassification, conveyance, consolidation, merger, dissolution, liquidation, or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Shares (or other securities) shall be entitled to exchange their Warrant Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, conveyance, consolidation, merger, dissolution, liquidation, or winding up; and (C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 15 days prior to the date therein specified.

          13.  Miscellaneous.
               -------------

               (a) Successors and Assigns. This Warrant and the rights evidenced
                   ----------------------
hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder and their respective permitted assigns. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

               (b) Headings. The headings of the Sections of this Warrant are
                   --------
for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

               (c) Choice of Law. This Warrant and the performance or breach
                   -------------
thereof shall be governed by and interpreted as to substantive matters in accordance with the applicable laws of the State of Texas (excluding its choice of law rules), except that upon the Company's reincorporation as a Delaware corporation, if effected, the Warrant shall be governed under Delaware law.

                                    * * * *

                  IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: November 23, 1999             ACTIVE POWER, INC.


                                     By: /s/
                                        ------------------------------------
                                     Name:__________________________________
                                     Title:_________________________________

                                     Address:   11525 Stonehollow Drive,
                                                Suite 135 Austin, Texas 78758

                                    EXHIBIT A

                               NOTICE OF EXERCISE
                               ------------------

          (1) The undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock of Active Power, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the aggregate purchase price of $_________ for such shares.

          (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as
     Schedule 1.

          (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

                                          _______________________________
                                          (Name)

                                          _______________________________
                                          _______________________________
                                          (address)


          (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

ECT MERCHANT INVESTMENTS CORP.


By:__________________________
Name:________________________
Title:_______________________
Date:________________________

                                   Schedule 1

                       INVESTMENT REPRESENTATION STATEMENT

To:           Active Power, Inc.

Security:     Common Stock issuable upon exercise of Common Stock Purchase
              Warrant dated November 23, 1999.


          In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as
                                     ---------
follows:

          (a) The Purchaser is aware of the Company business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").
      --------------

          (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be
                      ---
unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

          (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the

Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

         (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

         (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                            Purchaser:


                                            __________________________

                                            Date:_____________________

                                                                       Exhibit B

                                 ASSIGNMENT FORM
                                 ---------------
                     (Subject to compliance with Section 7)

         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee                    Address                      No. of Shares
----------------                    -------                      -------------

and does hereby irrevocably constitute and appoint ____________________ to make such transfer on the books of Active Power, Inc., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except in compliance with Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Signature:_______________________________________
Name of Holder:__________________________________
Name of Authorized Representative,
   if a legal entity:____________________________

Title of Representative:_________________________
Date:____________________________________________